PIZZA
PAPA JOHN'S
Better Ingredients.
Better Pizza.

Direct Dial: 502/261-4293
Fax: 502/261-4324
E-mail: kimberly_winebrenner@papajohns.com

October 31, 2014

VIA EMAIL - MASIF@JBFOODINC.COM

Mr. Mohammad Asif
PJ Fresno Enterprise, Inc.
770 Tennessee Street
Redlands, CA 92373

RE: Transfer of Store Nos. 3563 and 4125

Dear Mr. Asif:

Attached for execution are an Authorization to Transfer ("Transfer Agreement") and an Assignment of Equipment Lease Agreement ("Assignment") by and among Papa John's International, Inc., PJ Fresno Enterprise, Inc. and PRB I LLC in connection with the transfer of the above-referenced outlets. Please obtain the necessary signatures on the Transfer Agreement and Assignment.

By copy of this letter, I am forwarding an Owner Agreement to Kenneth Antos on behalf of PRB I LLC for execution in connection with this transfer. Mr. Antos, please obtain the necessary signatures on both documents and return to me.

If you have any questions or need additional information or assistance, please feel free to contact me. Thank you for your prompt attention to this matter.

Very truly yours,
PAPA JOHN'S INTERNATIONAL, INC.

Kim Winebrenner

Kim Winebrenner
Sr. Legal and Franchise Contract Administrator

Enclosures
cc: Kenneth Antos

AUTHORIZATION TO TRANSFER

THIS AUTHORIZATION TO TRANSFER ("Agreement") is made as of the _____ day of __________, 2014, by and among **PAPA JOHN'S INTERNATIONAL, INC.**, a Delaware corporation ("Franchisor"), **PJ FRESNO ENTERPRISE, INC.**, a California corporation ("Transferor"), and **PRB I LLC**, a Delaware limited liability company ("Transferee").

RECITALS:

A. Franchisor and Transferor are parties to two Papa John's Franchise Agreements dated August 12, 2008 and April 25, 2012 (the "Franchise Agreements") for the operation of two Papa John's Pizza restaurants located at 1798 Ashlan Avenue, #101, Clovis, California 93611 and 1512 Champlain, Suite 107, Fresno, California 93720-5652, and identified in Franchisor's system as Store Nos. 3563 and 4125 (the "Restaurants").

B. Transferor desires to transfer to the Transferee, and Transferee is willing to assume, Transferor's remaining rights and obligations under the Franchise Agreements, and Franchisor is willing to consent to such transfer, subject to the terms hereof.

AGREEMENT:

NOW, THEREFORE, the parties hereby agree as follows:

1. Transfer and Assumption. Transferor hereby sells, transfers, conveys and assigns to Transferee and Transferee hereby assumes Transferor's rights and obligations under the Franchise Agreements, effective as of ______________, 2014 (the "Transfer Date"). Transferee hereby acknowledges: receipt of the Franchise Agreements, or a copy(ies) thereof, from Transferor; and that Transferee has read and understands the Franchise Agreements and all of the provisions thereof.

2. **Consent of Franchisor; Payment of Amounts Due.** Contingent on receipt of the $4,000 transfer fee required under the Franchise Agreements, Franchisor hereby consents to the foregoing transfer. This consent shall not be construed or deemed as a consent to any subsequent or different transfer. As a further condition to Franchisor's consent, Transferor agrees to pay all amounts due for Royalties, Marketing Fund payments and co-op payments on Net Sales through the Transfer Date, as well as all amounts due to Franchisor's subsidiaries.

3. **Effect of Transfer.** Transferor shall have no further duties or obligations under the Franchise Agreements after the Transfer Date, provided, this Agreement shall not release Transferor from: any liability that arose prior to the Transfer Date; or any of Transferor's covenants that, by their terms, survive the expiration or termination of the Franchise Agreements (including without limitation, covenants relating to non-competition, copying or duplication of the System and validity of trademarks and copyrights); nor shall this Agreement release any person who is a signatory (or required to be a signatory) to the Owner Agreement.

4. **Owner Agreement.** Concurrently with the execution of this Agreement, each member of Transferee shall execute and deliver to Franchisor an Owner Agreement in the form attached hereto.

5. **Authorization for Automatic Withdrawal.** Concurrently with the execution of this Agreement, Transferee shall also execute and deliver an Authorization for Automatic Withdrawal. Unless otherwise specified by Franchisor, Transferee agrees to remain on automatic withdrawal throughout the term of the Franchise Agreements.

6. **Required Training.** Transferee's Principal Operator and managers shall undertake and successfully complete such training and instruction as Franchisor deems necessary.

7. **Release.** Transferor and its shareholders hereby remise, release and forever discharge Franchisor, Papa John's USA, Inc., their affiliates, their respective officers, directors and employees, and their personal representatives, heirs, successors and assigns from any and all claims, demands, accounts, proceedings, liabilities, actions, causes of action, losses, damages, costs,

expenses and controversies of every kind and description, whether in law or in equity and whether accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, contingent or otherwise, including all claims of fraud and misrepresentation, which any of them now has, may now have, has had or may hereafter have against Franchisor or any of the foregoing listed persons or entities arising from events or circumstances occurring or existing on or before the date hereof.

8. Notices. All notices, requests, consents, demands and other communications required or permitted to be given or made to Transferee shall be given in accordance herewith:

PRB I LLC
5148 Spanish Heights Drive
Las Vegas, Nevada 89148
ATTN: Kenneth Antos
Phone No.: 702-248-3792

An address and phone number of Transferor to which any notices, requests, demands or other communications may be delivered is as follows:

PJ Fresno Enterprise, Inc.
770 Tennessee Street
Redlands, California 92373
ATTN: Mohammad Asif
Phone No.: 951-237-8195

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky. The proper venue for any suits or claims arising from this document shall be in the court of proper jurisdiction located in Jefferson County, Kentucky.

10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

11. **Miscellaneous.** This Agreement, together with the Owner Agreement and Advertising Agreement (which are incorporated herein by reference), constitutes the entire agreement between the parties with respect to the subject matter hereof. Any prior written or oral agreements or understandings between the parties are hereby superseded. This Agreement may not be modified, altered, amended or terminated except by a written document signed by the party against whom enforcement is sought.

IN WITNESS WHEREOF, the parties have executed this Authorization to Transfer as of the day, month and year first written above.

PAPA JOHN'S INTERNATIONAL, INC.

DocuSigned by:

By: [signature]

Title: Chief Development Officeb

PJ FRESNO ENTERPRISE, INC.

DocuSigned by:

By: Mohammad Asif

Title: president

DocuSigned by:

Mohammad Asif

MOHAMMAD ASIF

PRB I LLC

DocuSigned by:

By: Kenneth Antos

Title: Managing Member

ASSIGNMENT OF EQUIPMENT LEASE AGREEMENT

This is an Assignment (the "Assignment") dated _____________, 2014 (the "Effective Date"), by **PJ FRESNO ENTERPRISE, INC.**, a California corporation ("Assignor") to **PRB I LLC**, a Delaware limited liability company ("Assignee"), of that certain Equipment Lease Agreement dated January 26, 2012 (the "Lease"), between Papa John's USA, Inc., a Kentucky corporation, as lessor ("Lessor"), and Assignor as lessee, a copy of which is attached hereto as Exhibit A.

Recitals

A. Assignor and Lessor are parties to the Lease with respect to the lease of certain equipment, as described in the Lease (the "Equipment").

B. Assignor and Assignee have entered into an agreement with respect to the sale or other transfer of certain assets of Assignor to Assignee, including but not limited to the Equipment.

C. Assignor and Assignee desire to provide for the assignment and assumption of the obligations under the Lease, as provided in this Assignment.

NOW, THEREFORE, Assignor and Assignee agree as follows:

1. Assignment and Assumption. Assignor hereby assigns and transfers to Assignee, as Assignee hereby assumes and accepts from Assignor, all of Assignor's rights and obligations under the Lease, all as of the Effective Date.

2. Indemnification. Assignor agrees to indemnify and hold Assignee harmless from any and all liabilities and claims arising out of the Lease prior to the Effective Date. Assignee agrees to indemnify and hold Assignee harmless from any and all liabilities and claims arising out of the Lease on and after the Effective Date.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the Effective Date, but actually on the dates set forth below their signatures.

Assignor:

PJ FRESNO ENTERPRISE, INC.

By: DocuSigned by: Mohammad Asif — D758279E889F420...

Title: president

Date: 11/3/2014 | 12:20 PM PT

Assignee:

PRB I LLC

By: DocuSigned by: Kenneth Antos — D88186D83065420...

Title: Managing Member

Date: 11/3/2014 | 12:28 PM PT

Richard Groberg

From: Mohammad Asif <masif@jbfoodinc.com>
Sent: Friday, November 14, 2014 11:15 AM
To: Richard Groberg; Ken Antos
Subject: Mailing Address

HI Richard Good Morning
Here is mailing address
770 Tennessee st
Redlands CA 92374

--
Mohammad Asif
Operating Partner
PJ Inland Empire Ent Inc
PJ Fresno Enterprises
Tel 909-792-6812
Fax 909-798-9359